NIAGARA MOHAWK POWER CORPORATION

                              6,000,000 Shares

                              PREFERRED STOCK

                                 9-1/2% SERIES
                              ($25 par value)

                           UNDERWRITING AGREEMENT


                                             New York, New York
                                             August 1, 1994


To the Representatives
  named in Schedule I hereto
  of the Underwriters named
  in Schedule II hereto

Dear Ladies and Gentlemen:

          Niagara Mohawk Power Corporation, a New York corporation (the "Company"), proposes to sell to the underwriters (the "Underwriters"), for whom you are acting as Representatives (the "Representatives"), 6,000,000 shares (the "Securities"), of Preferred Stock, 9-1/2% Series ($25 par value) of the Company (the "Securities"). The respective numbers of the Securities to be sold to each of the Underwriters is set forth in Schedule II.

          1. Representations and Warranties by the Company. The Company represents and warrants to, and agrees with, each Underwriter that:

          (a) The Company meets the requirements for use of Form S-3 under the Securities Act of 1933, as amended (the "Act") and has filed with the Securities and Exchange Commission (the "Commission") a registration statement (with file number 33-51073) on such Form, including a prospectus, for the registration under the Act of the Securities, which registration statement has become effective. Such registration statement and prospectus may have been amended or supplemented from time to time prior to the date of this Agreement. Any such amendment or supplement was filed with the Commission and any such amendment has become effective. The Company will file with the Commission a prospectus supplement (the "Prospectus Supplement") relating to the Securities pursuant to Rule 424 under the Act. Copies of such registration statement and prospectus, and such amendment or supplement, the Prospectus Supplement and all documents incorporated by reference therein which were filed with the Commission on or prior to the date of this Agreement have been delivered to you. Such registration statement or any prospectus (including any preliminary prospectus supplement, the "Preliminary Prospectus Supplement"), including any used in place thereof pursuant to Rule 429 under the Act, as amended or supplemented prior to the date of this Agreement and as supplemented by the Prospectus Supplement, are hereinafter called the "Registration Statement" and the "Prospectus," respectively. Any reference herein to the Registration Statement or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 which were filed under the Securities Exchange Act of 1934, as amended (the "Exchange Act") on or before the date of this Agreement, and any reference herein to the terms "amend," "amendment" or "supplement" with respect to the Registration Statement or the Prospectus shall be deemed to refer to and include the filing of any document under the



     Exchange Act deemed to be incorporated by reference therein after the date of this Agreement.

          (b)(i) The Registration Statement, at the time it became effective, any post-effective amendment thereto, at the time it became effective, and the Prospectus, at the date of this Agreement and at the Closing Date (as hereinafter defined), any amendments thereof and supplements thereto, complied or will comply in all material respects with the Act and the Exchange Act and the respective rules thereunder and (ii) neither the Registration Statement nor the Prospectus nor any amendment thereof or supplement thereto contained or will contain any untrue statement of a material fact or omitted or will omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading; provided, however, that the Company makes no representations or warranties as to the information contained in or omitted from the Registration Statement or the Prospectus or any amendment thereof or supplement thereto in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of any Underwriter through the Representatives expressly for use in the Registration Statement or Prospectus.

          (c) The documents incorporated by reference in the Prospectus, at the time of the filing of such incorporated documents, conformed in all material respects to the requirements of the Act or the Exchange Act and the rules and regulations of the Commission thereunder and any documents so filed and incorporated by reference subsequent to the date of this Agreement will, when they are filed with the Commission, conform in all material respects to the requirements of the Act and the Exchange Act, and the rules and regulations of the Commission thereunder; and none of such documents include or will include any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they are made, not misleading.

          (d) The accountants who certified or shall certify the audited financial statements incorporated by reference as parts of the Registration Statement and the Prospectus are independent accountants as required by the Act and the rules under the Act.

          (e) The financial statements and information included or incorporated by reference in the Registration Statement present fairly the financial position, results of operations and changes in financial position of the Company at the respective dates and for the respective periods indicated, all in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods involved except as therein stated. The Company has no material contingent obligation which is not disclosed in the Registration Statement and Prospectus.

          (f) Subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus, except as set forth in the Registration Statement and the Prospectus, there has not been any material adverse change in the condition (financial or other), earnings, business or properties of the Company, whether or not arising in the ordinary course of business, (2) there has been no transaction entered into by the Company which is material to the Company, other than transactions in the ordinary course of business, and (3) no dividend or distribution of any kind has been declared, paid or made by the Company on its capital stock other than regular quarterly dividends on its Common Stock and its Preferred Stock.

          (g) The authorized, issued and outstanding capital stock of the Company is as set forth in the Prospectus; the shares of issued and outstanding capital stock of the Company set forth therein have been duly and validly issued and are fully paid and nonassessable; the


     Securities have been duly authorized for issuance and sale to the Underwriters pursuant to this Agreement and, when issued and delivered to the Underwriters against payment of the consideration specified herein, will be duly authorized and validly issued and fully paid and nonassessable; stockholders of the Company will have no preemptive rights with respect to the issuance of the Securities; and the Securities conform in all material respects to all statements relating thereto contained in the Registration Statement and Prospectus.

          (h) The Company is a duly organized and validly existing corporation in good standing under the laws of the State of New York; the Company holds all material licenses, certificates and permits from governmental authorities necessary for the conduct of its business; and the Company has the corporate power and authority to own its properties and conduct its business as described in the Prospectus.

          (i) Neither the issuance or sale of the Securities, nor the consummation of any of the transactions herein contemplated, nor the fulfillment of the terms hereof, will conflict with, result in a breach of or constitute a default under any of the terms, provisions or conditions of the Certificate of Consolidation, as amended, or By-Laws of the Company, the Mortgage Trust Indenture between the Company and Marine Midland Bank, as Trustee, dated as of October 1, 1937, as amended or supplemented, or other agreement or instrument to which the Company is a party or by which it is bound or, to the best knowledge of the Company, any order or regulation applicable to the Company of any court, regulatory body, administrative agency or governmental body having jurisdiction over the Company.

          (j) The Company has filed a petition with the Public Service Commission of the State of New York ("PSC") with respect to the issuance and sale of the Securities. The PSC has authorized the issue and sale thereof but upon the express condition that the Company shall file with the PSC for its consideration a copy of this Agreement and a statement setting forth (i) the dividend rate for the Securities, (ii) the initial public offering price thereof, (iii) the price to be paid to the Company for the Securities, (iv) the underwriting commissions,
     (v) the sinking fund provisions and (vi) the redemption prices and dates with respect to redemption of the Securities at the option of the Company, such authority being subject to abrogation by order issued by one or more Commissioners of the PSC within twenty-four hours after the filing of such information, unless prior to such time the Company shall be advised by the Director of Accounting and Finance of the PSC or designee thereof that the applicable conditions have been met and that such authority is not to be abrogated.

          (k) No person or corporation which is a "holding company" or a "subsidiary of a holding company," within the meaning of such terms as defined in the Public Utility Holding Company Act of 1935, directly or indirectly owns, controls or holds with power to vote 10% or more of the outstanding voting securities of the Company; and the Company is presently exempt from the provisions of the Public Utility Holding Company Act of 1935 that would require it to register thereunder.

          (l) The Company and each "significant subsidiary" as defined under Rule 405 under the Act of the Company have good and valid title to all or substantially all of their permanent fixed properties (including the specified undivided interests in generating units and plants referred to in the Prospectus), except as otherwise indicated in the Prospectus, subject only to the respective liens of the indentures securing their mortgage debt.

          2. Purchase and Sale. Subject to the terms and conditions and in reliance upon the representations and warranties herein
Company agrees to sell to you and each other Underwriter, and you and each other Underwriter agree, severally and not jointly, to purchase from the
 Company, at a purchase price of $25 per share, plus accumulated dividends, if any, the number of Securities set forth in Schedule II hereto opposite the name of such Underwriter (or such number of Securities increased as set forth in Section 10 hereof).

          As compensation to the Underwriters, the Company will pay the Underwriters $4,633,000, representing an aggregate concession of $0.7875 per share for 5,680,000 shares of the Securities sold directly to the public and to certain securities brokers and dealers ($4,473,000), and an aggregate concession of $.50 per share for 320,000 shares of the Securities sold to certain institutions ($160,000).

          Upon authorization by the Representatives of the release of the Securities, the Underwriters propose to offer the Securities for sale upon the terms and conditions set forth in the Prospectus.

          3. Delivery and Payment. Delivery of and payment for the Securities shall be made at the offices of Winthrop, Stimson, Putnam & Roberts, One Battery Park Plaza, New York, New York, at 10:00 a.m., New York City time, on August 8, 1994 (or such other place, date and time not later than eight full business days thereafter as the Representatives and the Company shall designate), which date and time may be postponed by agreement between the Representatives and the Company or as provided in
Section 10 hereof (such date and time being herein called the "Closing Date"). Delivery of the Securities to be purchased by the Underwriters shall be made to the Representatives for the respective accounts of the several Underwriters against (i) payment by the Underwriters of the purchase price thereof to or upon the order of the Company by certified or official bank check or checks payable in New York Clearing House funds and
(ii) payment to the Underwriters of their compensation specified in Section 2 hereof by certified or official bank check or checks payable in New York Clearing House funds. Certificates for the Securities to be purchased by the Underwriters shall be in definitive form and shall be registered in such names and in such amounts as the Representatives may request not less than three full business days in advance of the Closing Date.

          The Company agrees to have the certificates for the Securities available for inspection, checking and packaging by the Representatives in New York, New York, not later than noon, New York City time, on the last business day prior to the Closing Date.

          4. Agreements. The Company agrees with the several Underwriters that:

          (a) With the consent of the Representatives, the Company will cause the Prospectus Supplement to be electronically transmitted, filed or mailed for filing pursuant to Rule 424 under the Act and will notify the Representatives promptly of such filing or mailing. During the period for which a prospectus relating to the Securities is required to be delivered under the Act, the Company will promptly advise the Representatives (i) when any amendment to the Registration Statement shall have become effective, (ii) when any subsequent supplement to the Prospectus has been electronically transmitted, filed, or mailed for filing (if required), (iii) of any request by the Commission for any amendment of or supplement to the Registration Statement or the Prospectus or for any additional information, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the institution or threatening of any proceedings for that purpose and (v) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose.

          (b) If, at any time when a prospectus relating to the Securities is required to be delivered under the Act, any event occurs as a result of which the Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it shall be necessary, at any time to amend or supplement the Prospectus to comply with the Act or the Exchange Act or the respective rules and regulations of the Commission thereunder, the Company promptly will prepare and file with the Commission, subject to paragraph (h) of this Section 4, an amendment or supplement that will correct such statement or omission or an amendment or supplement that will effect such compliance.

          (c) The Company will make generally available to its security holders and to the Representatives a consolidated earnings statement (which need not be audited) of the Company, for a twelve-month period beginning after the date of the Prospectus Supplement filed pursuant to Rule 424 under the Act, as soon as is reasonably practicable after the end of such period, which will satisfy the provisions of Section 11(a) of the Act.

          (d) The Company will furnish to each of the Representatives, upon request, a signed copy of the Registration Statement as originally filed and of each amendment thereto, including all powers of attorney, consents and exhibits filed therewith (other than exhibits incorporated by reference), and will deliver to the Representatives conformed copies of the Registration Statement, the Prospectus (including all documents incorporated by reference therein) and, so long as delivery of a prospectus by an Underwriter or dealer may be required by the Act, all amendments of and supplements to such documents, in each case as soon as available and in such quantities as the Representatives may reasonably request.

          (e) The Company will furnish such information, execute such instruments and take such action as may be required to qualify the Securities for sale under the laws of such jurisdictions as the Representatives may designate and will maintain such qualifications in effect so long as required for the distribution of the Securities; provided, however, that the Company shall not be required to qualify to do business in any jurisdiction where it is not now so qualified or to take any action that would subject it to general or unlimited service of process in any jurisdiction where it is not now so subject.

          (f) For a period of five years from the date of the Prospectus Supplement, the Company will furnish (or cause to be furnished) to the each of the Representatives, upon request, copies of (i) all reports to stockholders of the Company and (ii) all reports and financial statements filed with the Commission or any national securities exchange.

          (g) During the period beginning from the date of this Agreement and continuing to and including the earlier of (i) the termination of trading restrictions on the Securities, as notified to the Company by the Representatives, and (ii) the thirtieth day after the Closing Date, the Company will not offer, sell or otherwise dispose of any shares of preferred stock of the Company (except under prior contractual commitments that have been disclosed to you), without the prior written consent of the Representatives, which consent shall not be unreasonably withheld.

          (h) The Company will not file any amendment to the Registration Statement or any amendment or supplement to the Prospectus (other than any prospectus supplement relating to the offering of securities registered under the Registration Statement other than the Securities and permitted by subsection (g) of Section 4, or any document required to be filed under the Exchange Act which upon filing is deemed to be incorporated by reference in the Registration Statement or Prospectus) to which you shall object in writing or which shall be disapproved in writing by counsel for the Underwriters. The Company will furnish to you prior to the filing thereof a copy of any such prospectus supplement and any document which upon filing is deemed to be incorporated by reference in the Registration Statement or Prospectus.

          (i) The Company will use its best efforts to promptly list the Securities, subject to notice of issuance, on the New York Stock Exchange.


          5. Expenses. Whether or not the transactions contemplated hereunder are consummated or this Agreement is terminated, the Company will pay all costs and expenses incident to the performance of the obligations of the Company hereunder, including, without limiting the generality of the foregoing, all costs, taxes and expenses incident to the issue and delivery of the Securities to the Underwriters, all fees and expenses of the Company's counsel and accountants, all costs and expenses incident to the preparing, printing and filing of the Registration Statement (including all exhibits thereto), the Prospectus and any amendments thereof or supplements thereto, all costs and expenses (including fees of counsel not exceeding $5,000 and their disbursements) incurred in connection with "blue sky" qualifications, the legality of the Securities for investment, the rating of the Securities and all costs and expenses of the printing and distribution of all documents in connection with this underwriting. Except as provided in this Section 5 and Section 8 hereof, the Underwriters will pay all of their own costs and expenses, including the fees of their counsel and any advertising expenses in connection with any offer they may make.

          6. Conditions to the Obligations of the Underwriters. The obligations of the Underwriters to purchase the Securities shall be subject to the accuracy in all material respects of the representations and warranties on the part of the Company contained herein as of the date hereof and the Closing Date, to the accuracy of the statements of officers of the Company made in any certificates given pursuant to the provisions hereof, to the performance by the Company of its obligations hereunder and to the following additional conditions:

          (a) No stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted or, to the knowledge of the Company or the Representatives, threatened.

          (b) The Company shall have furnished to the Representatives the opinion, addressed to the Representatives, and dated the Closing Date, of Winthrop, Stimson, Putnam & Roberts, counsel for the Company, to the effect that (i) the Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of New York, with full corporate power and authority to own its properties and conduct its business as described in the Prospectus; (ii) the Securities have been duly authorized, and will, upon issuance and delivery thereof against payment therefor pursuant to this Agreement, be duly issued, fully paid and nonassessable and have the rights set forth in the Company's Certificate of Incorporation, as amended; and the holders of outstanding shares of capital stock of the Company are not entitled to preemptive or other rights to subscribe for the Securities; (iii) the Securities conform as to legal matters to the descriptions thereof and the statements relating thereto contained in the Registration Statement and the Prospectus; (iv) all proceedings required by the laws of the State of New York in connection with the authorization and issuance of the Securities and the sale thereof by the Company in accordance with this Agreement have been taken and all orders, consents or other authorizations or approvals of the PSC and of any other New York or Federal public boards or bodies legally required for the validity thereof or of any transaction hereunder have been obtained (other than in connection or in compliance with the provisions of Blue Sky or similar securities laws of any jurisdiction, as to which such counsel need express no opinion); (v) this Agreement has been duly authorized, executed and delivered by the Company; (vi) the Registration Statement has become effective under the Act, and, to the best of such counsel's knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are pending or contemplated under the Act, and the Registration Statement, as of its effective date, the Prospectus and any amendment thereof or supplement thereto, as of its issue date and the Closing Date, and each document incorporated by reference therein, each as of its respective filing date (except for the financial statements and other financial or statistical data included or incorporated therein as to which such counsel need express no opinion) complied or comply as to form in all material respects with the requirements of the Act and the Exchange Act and the rules and regulations of the Commission thereunder; (vii) such counsel have no reason to believe that the Registration Statement (including any document incorporated therein), as of the later of the filing of the Company's annual report or the effective date of the Registration Statement, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus (including the documents incorporated by reference therein) at the time it was electronically transmitted to the Commission pursuant to Rule 424(b) under the Act contained or on the Closing Date contains an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading (except for the financial statements and other financial or statistical data included therein as to which such counsel need express no opinion); (viii) the descriptions in the Registration Statement or the Prospectus of statutes, legal and governmental proceedings and contracts and other documents are accurate and fairly present the information required to be shown and such counsel do not know of any legal or governmental proceedings required to be described in the Prospectus that are not described as required, nor of any contracts or documents of a character required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement that are not described and filed as required; and (ix) neither the issue or sale of the Securities nor the consummation of any other of the transactions contemplated by this Agreement will result in a breach by the Company of any terms of, or constitute a default under, the Certificate of Incorporation, as amended, or By-Laws of the Company or any indenture or other agreement or undertaking of the Company known to such counsel.

          (c) The Representatives shall have received from their counsel such opinion dated the Closing Date with respect to the validity of the Securities, the Registration Statement, the Prospectus and other related matters as the Representatives may reasonably require, and the Company shall have furnished to such counsel such documents as they reasonably request for the purpose of enabling them to pass upon such matters.

          (d) The Company shall have furnished to the Representatives a certificate of a Vice President, the Treasurer or the Controller of the Company and a Vice President, the Assistant Treasurer or the Assistant Controller of the Company, dated the Closing Date, to the effect that the signers of such certificate have carefully examined the Registration Statement, the Prospectus and this Agreement and that:

               (i) the representations and warranties of the Company in this Agreement are true and correct on and as of the Closing Date with the same effect as if made on the Closing Date, and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the Closing Date;

              (ii) no stop order suspending the effectiveness of the Registration Statement has been issued, and no proceedings for that purpose have been instituted, or, to their knowledge, threatened; and

             (iii) the Registration Statement, as of the later of the date it became effective or the date of filing of the Company's most recent Annual Report on Form 10-K, does not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; the Prospectus, including any amendments thereof or supplements thereto and the documents incorporated by reference therein, does not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and since the later of the date of the filing of the Company's annual report or the effective date of the Registration Statement, there has not occurred any event required to be set forth in an amended or supplemented prospectus which has not been so set forth and there has been no document required to be filed under the Exchange Act and the rules and regulations thereunder, which would be deemed to be incorporated by reference in the Prospectus, which has not been so filed.


          (e) The Representatives (i) shall have received at or prior to the time of execution of this Agreement, a letter to the Board of Directors of the Company dated the date of such execution and (ii) shall receive at the Closing Date, a letter dated the date of delivery thereof from Price Waterhouse stating that (1) with respect to the Company and its subsidiaries they are independent accountants within the meaning of the Act and the applicable published rules and regulations thereunder; (2) in their opinion the unaudited consolidated financial statements of the Company and subsidiary companies included or incorporated by reference in the Registration Statement and examined by such firm comply as to form in all material respects with the applicable accounting requirements of the Act and the published rules and regulations thereunder; (3) on the basis of the following procedures (but not an examination in accordance with generally accepted auditing standards): (A) a reading of the minutes of meetings of the Board of Directors and stockholders of the Company and its subsidiaries since the date of the last audited Balance Sheet as set forth in the minute books through a specified date not more than five business days prior to the date of delivery of such letter,
     (B) performance of the procedures specified by the American Institute of Certified Public Accountants for a review of interim financial information as described in SAS 71, Interim Financial Information, on the unaudited condensed consolidated interim financial statements of the Company and its subsidiaries as incorporated by reference in the Registration Statement and the Prospectus, (C) for purposes only of the letter to be received at the Closing Date, performance of the procedures specified by the American Institute of Certified Public Accountants for a review of interim financial information as described in SAS 71, Interim Financial Information, on the unaudited condensed consolidated balance sheet as of June 30, 1994 and the unaudited condensed consolidated statements of income and of cash flows for the six-month periods ended June 30, 1994 and 1993 from which the unaudited amounts of Operating Revenues, Operating Income, Net Income, Earnings Available for Common Stock and Earnings per Average Share of Common Stock for the twelve-month period ended June 30, 1994 and of
      Long-Term Debt, Preferred Stock, Common Stock Equity and Total Capitalization as of June 30, 1994, set forth under the caption "Consolidated Financial Information" in the Prospectus Supplement, were derived (D) if applicable, a reading of the latest available unaudited interim financial data, and (E) inquiries of certain officials of the Company who have responsibility for financial and accounting matters, nothing has come to their attention which caused them to believe that (I) the unaudited condensed consolidated interim financial statements, incorporated by reference in the Registration Statement and the Prospectus, do not comply as to form in all material respects with the applicable accounting requirements of the Act and the published rules and regulations thereunder; (II) any material modifications should be made to the unaudited condensed consolidated interim financial statements, incorporated by reference in the Registration Statement and the Prospectus, for them to be in conformity with generally accepted accounting principles; (III) for purposes only of the letter to be received at the Closing Date, the unaudited amounts for Operating Revenues, Operating Income, Net Income, Earnings Available for Common Stock and Earnings per Average Share of Common Stock for the twelve-month period ended June 30, 1994 and of Long-Term Debt, Preferred Stock, Common Stock Equity and Total Capitalization as of June 30, 1994, referred to under the caption "Consolidated Financial Information" in the Prospectus Supplement, (a) do not agree with the unaudited financial statement furnished by the Company for the same period or (b) were not determined on a basis substantially consistent with that of corresponding amounts in the audited financial statements incorporated by reference in the Registration Statement, and (IV) on the basis of inquiries of certain officials of the Company who have responsibilities for financial and accounting matters and a reading of the minutes as stated above, nothing has come to their attention which caused them to believe that there was any change at the date of the latest available interim financial data and at a specified date not more than five business days prior to the date of delivery of such letter in the capital stock, other than changes arising as a result of sales of Common Stock under the Company's Dividend Reinvestment and Stock Purchase Plan and Employee Savings Fund Plan, or long-term debt of the Company and its consolidated subsidiaries as compared with amounts shown on the latest balance sheet included or incorporated by reference in the Registration Statement, or for the period from the date of the Company's latest balance sheet included or incorporated by reference in the Registration Statement to the end of the preceding calendar month for which balance sheet data is available, there were any decreases, as compared with the corresponding period in the preceding year, in consolidated operating revenues or net income, or any decreases in unconsolidated capitalization, as compared with amounts shown on the latest balance sheet included or incorporated by reference in the Registration Statement, except in all instances for changes or decreases which the Registration Statement discloses have occurred or may occur. The letters of Price Waterhouse also shall be to the effect that they have carried out certain specified procedures, not constituting an audit, with respect to certain amounts, percentages and financial information which are derived from the general accounting records of the Company, which appear or are incorporated by reference in the Registration Statement and Prospectus and which are specified by the Representatives, and have compared such amounts, percentages and financial information with the accounting records of the Company and have found them to be in agreement.

          (f) Subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus, there shall not have been any change or decrease specified in the letter or letters referred to in paragraph (e) of this Section 6 which makes it impractical or inadvisable in the judgment of the Representatives to proceed with the public offering or the delivery of the Securities as contemplated by the Prospectus.


          (g) Prior to the Closing Date, the Company shall furnish to the Representatives such further information, certificates and documents as they may reasonably request.

          If any of the conditions specified in this Section 6 shall not have been fulfilled at the Closing Date, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be in all material respects satisfactory in form and substance to the Representatives and their counsel, this Agreement and all obligations of the Underwriters hereunder may be canceled at, or at any time prior to, the Closing Date by the Representatives. Notice of such cancellation shall be given to the Company in writing, or by telephone or telegraph confirmed in writing.


          7. Conditions of Company's Obligations. The obligations of the Company to sell and deliver the Securities are subject to the following conditions:

          (a) Prior to the Closing Date, no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted or, to the knowledge of the Company or the Representatives, threatened.

          (b) The PSC shall have granted authorization, and on the Closing Date such authorization shall be in full force and effect, permitting the issuance and sale of the Securities upon the terms and conditions hereunder set forth or contemplated and containing no provision unacceptable to the Company, and the Company shall have been advised by the Director of Accounting and Finance of the PSC or his designee that such authority is not to be abrogated.

          (c) The Underwriters shall have furnished to the Company a completed underwriters' questionnaire from each underwriter named in
     Schedule II hereto in form and substance satisfactory to counsel for the Company, which discloses no relationship between any such underwriter or its directors, officers or partners, and the Company or Marine Midland Bank, as trustee (the "Trustee") under the Indenture, dated as of October 1, 1937, relating to the Company's First Mortgage Bonds, or the directors, officers or partners of the Trustee, that would require, in the opinion of such counsel, an amendment of the Statement of Eligibility and Qualification under the Trust Indenture Act of 1939 on Form T-1 filed by the Trustee and disqualification of the Trustee.

          If any of the conditions specified in this Section 7 shall not have been fulfilled at the Closing Date, this Agreement and all obligations of the Company hereunder may be canceled on or at any time prior to the Closing Date by the Company. Notice of such cancellation shall be given to the Underwriters in writing or by telephone or telex or facsimile transmission confirmed in writing.

          8. Reimbursement of Expenses. If the sale of the Securities provided for herein is not consummated because any condition to the obligations of the Underwriters set forth in Section 6 hereof is not satisfied or because of any refusal, inability or failure on the part of the Company to perform any agreement herein or comply with any provision hereof, other than by reason of a default by any of the Underwriters, the Company will reimburse the Underwriters severally upon demand for all out-of-pocket expenses (including fees and disbursements of counsel not to exceed $35,000) that shall have been reasonably incurred by them in connection with the proposed purchase and sale of the Securities.

          9. Indemnification. (a) The Company agrees to indemnify and hold harmless each Underwriter and each person who controls any Underwriter within the meaning of either the Act or the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Act, the Exchange Act or other Federal or state statutory law or regulation, at common law or otherwise insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the registration statement for the registration of the Securities as originally filed or in any amendment thereof, or in the Prospectus or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and agrees to reimburse each such indemnified party for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by or on behalf of any Underwriter through the Representatives specifically for use in connection with the preparation thereof; and provided, further, that such indemnity with respect to a prospectus included in the Registration Statement or any amendment thereto prior to supplementing thereof with the Prospectus Supplement shall not inure to the benefit of any Underwriter (or any person controlling such Underwriter) from whom the person asserting any such loss, claim, damage or liability purchased the Securities which are the subject thereof if such person did not receive a copy of the Prospectus as amended or supplemented (but without the documents incorporated by reference therein) at or prior to the confirmation of the sale of such Securities to such person in any case where such delivery is required by the Act and the untrue statement or omission of a material fact contained in such prospectus was corrected in the Prospectus as amended or supplemented.
This indemnity agreement will be in addition to any liability which the Company may otherwise have.

          (b) Each Underwriter severally agrees to indemnify and hold harmless the Company, each of its directors, each of its officers who has signed the Registration Statement and each person, if any, who controls the Company within the meaning of either the Act or the Exchange Act, to the same extent as the foregoing indemnity from the Company to the Underwriters but only with reference to written information furnished to the Company by or on behalf of such Underwriter through the Representatives specifically for use in the preparation of the documents referred to in the foregoing indemnity, and agrees to reimburse each such indemnified party for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action. This indemnity agreement will be in addition to any liability which any Underwriter may otherwise have.

          (c)  Promptly after receipt by an indemnified party under this
Section 9 of notice of the commencement of any action, such indemnified party will, if a claim in respect hereof is to be made against the indemnifying party under this Section 9, notify the indemnifying party in writing of the commencement thereof; but the omission to so notify the indemnifying party will not relieve it from any liability that it may have to any indemnified party otherwise than under this Section 9. In case any such action is brought against any indemnified party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein, and, to the extent that it may elect by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof, with counsel satisfactory to such indemnified party; provided, however, if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assume such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties. Upon receipt of notice from the indemnifying party to such indemnified party of its election so to assume the defense of such action and approval by the indemnified party of counsel, the indemnifying party will not be liable to such indemnified party under this Section 9 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless (i) the indemnified party shall have employed separate counsel in connection with the assertion of legal defenses in accordance with the proviso to the next preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel, approved by the Representatives in the case of paragraph (a), representing the indemnified parties under paragraphs (a) or
(b), as the case may be, who are parties to such action), (ii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action or (iii) the indemnifying party has authorized the employment of counsel for the indemnified party at the expense of the indemnifying party; and except that, if clause (i) or
(iii) is applicable, such liability shall be only in respect of the counsel referred to in such clause (i) or (iii). In any case to which an exception set forth in (i), (ii) or (iii) above applies, the fees and expenses of counsel shall be at the expense of the indemnifying party.

          (d) In order to provide for just and equitable contribution in circumstances in which the indemnification provided for in paragraph (a) is due in accordance with its terms but is for any reason unavailable from the Company or insufficient to hold the Underwriters harmless in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, the Company and the Underwriters shall contribute to the aggregate losses, claims, damages and liabilities (or actions in respect thereof) to which the Company and the one or more of the Underwriters may be subject, as a result of such losses, claims, damages or liabilities (or actions in respect thereof), in such proportion as is appropriate to reflect the relative fault of the Company on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other equitable considerations, including relative benefit. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or the Underwriters on the other and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The relative benefits received by the Company on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering of the Securities (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Underwriters with respect to the offering of the Securities, in each case as set forth in the table on the cover page of the Prospectus Supplement. Notwithstanding the foregoing, no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this paragraph (d) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this paragraph (d). The amount paid or payable by a party entitled to contribution as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this paragraph (d) shall be deemed to include any legal or other expenses reasonably incurred by such party in connection with investigating or defending any such action or claim. The Underwriters' obligations under this paragraph (d) are several in proportion to their respective underwriting obligations and not joint. For purposes of this paragraph
(d), each person, if any, who controls an Underwriter within the meaning of either the Act or the Exchange Act shall have the same rights to contribution as such Underwriter, and each person, if any, who controls the Company within the meaning of either the Act or the Exchange Act, each officer of the Company who shall have signed the Registration Statement and each director of the Company shall have the same rights to contribution as the Company, subject to the fourth sentence of this paragraph (d).

                    10. Default by an Underwriter. If any one or more of the Underwriters shall fail to purchase and pay for all of the Securities agreed to be purchased by such Underwriter or Underwriters hereunder on the Closing Date, and such failure to purchase shall constitute a default in the performance of its or their obligations under this Agreement, the remaining Underwriters shall be obligated severally to take up and pay for (in the respective proportions which the amount of Securities set forth opposite their names in Schedule II hereto bears to the aggregate amount of Securities set forth opposite the names of all the remaining Underwriters) the Securities which the defaulting Underwriter or Underwriters agreed but failed to purchase; provided, however, that in the event that the aggregate amount of Securities which the defaulting Underwriter or Underwriters agreed but failed to purchase shall exceed 10% of the aggregate amount of Securities to be purchased on such date, the remaining Underwriters shall have the right to purchase all, but shall not be under any obligation to purchase any of, the Securities, and if such nondefaulting Underwriters do not purchase all of the Securities, this Agreement will terminate without liability on the part of any nondefaulting Underwriter or the Company. In the event of a default by any Underwriter, as set forth in this Section 10, the Closing Date shall be postponed for such period, not exceeding seven days, as the Representatives shall determine in order that the required changes in the Registration Statement and in the Prospectus or in any other documents or arrangements may be effected. Nothing herein contained shall relieve any defaulting Underwriter of its liability, if any, to the Company or any nondefaulting Underwriter for damages occasioned by its default hereunder.

          11. Termination. This Agreement shall be subject to termination in the Representative's absolute discretion, by notice given to the Company prior to delivery of and payment for all of the Securities, (a) if prior to such time trading in securities generally on the New York Stock Exchange shall have been suspended or limited or minimum prices shall have been established, or (b) if a banking moratorium shall have been declared either by Federal or New York State authorities, or (c) if trading in any securities of the Company shall have been suspended or halted, or (d) if there shall have occurred any outbreak or material escalation of hostilities or other calamity or crisis the effect of which on the financial markets in the United States is such as to make it, in the judgment of the Representatives, impracticable or inadvisable to market the Securities or to enforce contracts for the sale of the Securities.

          12. Representations and Indemnities to Survive Delivery. The respective agreements, representations, warranties, indemnities and other statements of the Company or its officers and of the Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of the any Underwriter or the Company or any of its officers or directors or any controlling person within the meaning of the Act, and will survive delivery of and payment for the Securities. The provisions of Sections 5, 8 and 9 hereof shall survive the termination or cancellation of this Agreement.

          13. Notices. All communications hereunder will be in writing and, if sent to the Representatives, will be mailed, delivered or transmitted by telex or facsimile transmission and confirmed to them at their address set forth for that purpose in Schedule I hereto, or, if sent to the Company, will be mailed, delivered or transmitted by telex or facsimile transmission and confirmed to it at 300 Erie Boulevard West, Syracuse, New York 13202, attention of Paul J. Kaleta, Vice President, Law and General Counsel.

          14. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers and directors and controlling persons referred to in Section 9 hereof, and no other person will have any right or obligation hereunder.

          15. Applicable Law. The Agreement will be governed by and construed in accordance with the internal substantive laws of the State of New York and not the choice of law rules of the State of New York.

          16. Counterparts. This Agreement may be executed in counterparts, all of which, taken together, shall constitute a single agreement among the parties to such counterparts.

          17. Authority of the Underwriters. The Representatives represent and warrant to the Company that they are authorized to act as the representatives of the Underwriters in connection with this financing and that the execution and delivery of this Agreement and any action under this Agreement taken by such Representatives will be binding upon all Underwriters.

           If the foregoing is in accordance with your understanding of our agreement, kindly sign and return to the Company the enclosed duplicate hereof, whereupon this letter and your acceptance shall represent a binding agreement between the Company and the several Underwriters in accordance with its terms.


                              Very truly yours,

                              NIAGARA MOHAWK POWER CORPORATION


                              By:/s/ Arthur W. Roos
                                 ------------------
                              Name: Arthur W. Roos
                              Title: Vice President-Treasurer




The foregoing Agreement is hereby
confirmed and accepted as of the
date first above written.

For themselves and as Representatives
of the several Underwriters, if any,
named in Schedule II hereto.

By   Goldman, Sachs & Co.
     Dean Witter Reynolds Inc.
     A.G. Edwards & Sons, Inc.
     Lehman Brothers Inc.
     PaineWebber Incorporated
     Prudential Securities Incorporated
     Smith Barney Inc.

By   Goldman, Sachs & Co.


/s/ Goldman, Sachs & Co.
- ------------------------



























                                 SCHEDULE I
                                 __________


Underwriting Agreement dated August 1, 1994.

Representatives and Address:

Goldman, Sachs & Co.
Dean Witter Reynolds Inc.
A.G. Edwards & Sons, Inc.
Lehman Brothers Inc.
PaineWebber Incorporated
Prudential Securities Incorporated
Smith Barney Inc.

c/o: Goldman, Sachs & Co.
     85 Broad Street
     New York, New York 10004
     (212) 902-1000


Closing Date and Location:    August 8, 1994
                              Winthrop, Stimson, Putnam & Roberts
                              One Battery Park Plaza
                              New York, New York  10004-1490










































                                 SCHEDULE II
                                                           Number of Shares
Name of Underwriter                                         to be Purchased


Goldman, Sachs & Co.  . . . . . . . . . . . . . . . . . . . . . . . 550,500
Dean Witter Reynolds Inc.   . . . . . . . . . . . . . . . . . . . . 550,500
A.G. Edwards & Sons, Inc.   . . . . . . . . . . . . . . . . . . . . 550,500
Lehman Brothers Inc.  . . . . . . . . . . . . . . . . . . . . . . . 550,500
PaineWebber Incorporated  . . . . . . . . . . . . . . . . . . . . . 550,500
Prudential Securities Incorporated  . . . . . . . . . . . . . . . . 550,500
Smith Barney Inc.   . . . . . . . . . . . . . . . . . . . . . . . . 550,500

Bear, Stearns & Co. Inc.  . . . . . . . . . . . . . . . . . . . . .  88,500
CS First Boston Corporation . . . . . . . . . . . . . . . . . . . .  88,500
Alex. Brown & Sons Incorporated . . . . . . . . . . . . . . . . . .  88,500
Dillon, Read & Co. Inc.   . . . . . . . . . . . . . . . . . . . . .  88,500
Donaldson, Lufkin & Jenrette Securities Corporation . . . . . . . .  88,500
Kidder, Peabody & Co. Incorporated  . . . . . . . . . . . . . . . .  88,500
Morgan Stanley & Co. Incorporated . . . . . . . . . . . . . . . . .  88,500
Oppenheimer & Co., Inc.   . . . . . . . . . . . . . . . . . . . . .  88,500
Salomon Brothers Inc  . . . . . . . . . . . . . . . . . . . . . . .  88,500

Advest, Inc.  . . . . . . . . . . . . . . . . . . . . . . . . . . .  37,500
J.C. Bradford & Co.   . . . . . . . . . . . . . . . . . . . . . . .  37,500
JW Charles Securities, Inc.   . . . . . . . . . . . . . . . . . . .  37,500
Commerzbank Capital Markets Corporation   . . . . . . . . . . . . .  37,500
Cowen & Company   . . . . . . . . . . . . . . . . . . . . . . . . .  37,500
Credit Lyonnais Securities (USA) Inc.   . . . . . . . . . . . . . .  37,500
Crowell, Weedon & Co.   . . . . . . . . . . . . . . . . . . . . . .  37,500
Dain Bosworth Incorporated  . . . . . . . . . . . . . . . . . . . .  37,500
Davenport & Co. of Virginia, Inc.   . . . . . . . . . . . . . . . .  37,500
Doft & Co., Inc.  . . . . . . . . . . . . . . . . . . . . . . . . .  37,500
Fahnestock & Co., Inc.  . . . . . . . . . . . . . . . . . . . . . .  37,500
First Albany Corporation  . . . . . . . . . . . . . . . . . . . . .  37,500
Furman Selz Incorporated  . . . . . . . . . . . . . . . . . . . . .  37,500
Gruntal & Co., Incorporated . . . . . . . . . . . . . . . . . . . .  37,500
J.J.B. Hilliard, W.L. Lyons, Inc.   . . . . . . . . . . . . . . . .  37,500
Interstate/Johnson Lane Corporation . . . . . . . . . . . . . . . .  37,500
Janney Montgomery Scott Inc.  . . . . . . . . . . . . . . . . . . .  37,500
Josephthal Lyon & Ross Incorporated . . . . . . . . . . . . . . . .  37,500
Legg Mason Wood Walker Incorporated . . . . . . . . . . . . . . . .  37,500
McDonald & Company Securities, Inc.   . . . . . . . . . . . . . . .  37,500
McGinn, Smith & Co., Inc.   . . . . . . . . . . . . . . . . . . . .  37,500
Morgan Keegan & Company, Inc.   . . . . . . . . . . . . . . . . . .  37,500
The Ohio Company  . . . . . . . . . . . . . . . . . . . . . . . . .  37,500
Olde Discount Corporation . . . . . . . . . . . . . . . . . . . . .  37,500
Parker/Hunter Incorporated  . . . . . . . . . . . . . . . . . . . .  37,500
Piper Jaffray Inc.  . . . . . . . . . . . . . . . . . . . . . . . .  37,500
Pryor, McClendon, Counts & Co., Inc.  . . . . . . . . . . . . . . .  37,500
Rauscher Pierce Refsnes, Inc.   . . . . . . . . . . . . . . . . . .  37,500
Raymond James & Associates, Inc.  . . . . . . . . . . . . . . . . .  37,500
Redwood Securities Group, Inc.  . . . . . . . . . . . . . . . . . .  37,500
The Robinson-Humphrey Company, Inc.   . . . . . . . . . . . . . . .  37,500
Rodman & Renshaw, Inc.  . . . . . . . . . . . . . . . . . . . . . .  37,500
Muriel Siebert & Co., Inc.  . . . . . . . . . . . . . . . . . . . .  37,500
Stifel, Nicolaus & Company, Incorporated  . . . . . . . . . . . . .  37,500
Sturdivant & Co., Inc.  . . . . . . . . . . . . . . . . . . . . . .  37,500
Wheat, First Securities, Inc.   . . . . . . . . . . . . . . . . .    37,500
     Total  . . . . . . . . . . . . . . . . . . . . . . . . . . . 6,000,000